AT&T INC.
Dollars in millions except per share amounts
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated financial statements presented below consist of an unaudited pro forma consolidated balance sheet as of December 31, 2021 and unaudited pro forma consolidated statements of income for the years ended December 31, 2021, 2020 and 2019.

On April 8, 2022, AT&T Inc. (AT&T or the Company) completed the previously announced separation of its WarnerMedia business in a Reverse Morris Trust transaction, under which Magallanes, Inc., which held the WarnerMedia business (Spinco), was distributed to AT&T stockholders via a pro rata dividend, followed by the combination of Spinco with a subsidiary of Discovery, Inc., which was renamed Warner Bros. Discovery, Inc. (WBD). Each AT&T shareholder received 0.241917shares of WBD common stock for each share of AT&T common stock held as of the record date. In connection with and in accordance with the terms of the transaction, prior to the distribution and merger, AT&T received approximately $40.4 billion in cash and WarnerMedia retention of debt, the cash portion of which is subject to potential post close adjustments for certain items.

The following unaudited pro forma consolidated financial statements were derived from AT&T’s historical consolidated financial statements and are being presented to give effect the separation, and the estimate special cash payment.

The following unaudited pro forma consolidated financial statements and accompanying notes give effect to the pro forma discontinued operations presentation of the separation and distribution of the WarnerMedia business in accordance with Financial Accounting Standards Board ASC 205, “Presentation of Financial Statements” (ASC 205) for the historical periods December 31, 2021, 2020 and 2019. The Company evaluated transactions completed during 2021 that were components of AT&T’s single plan of a strategic shift, including dispositions that may not have individually met the criteria due to materiality, and has determined discontinued operations to be comprised of the WarnerMedia, Vrio, Xandr and Playdemic Ltd. (Playdemic) transactions (collectively, the “Transactions”).

The unaudited pro forma consolidated statements of income for the years ended December 31, 2021, 2020 and 2019 reflect pro forma results of AT&T’s operations as if the Transactions had occurred on January 1, 2019. The unaudited pro forma consolidated balance sheet as of December 31, 2021 gives effect to the Transactions as if they had occurred on that date.

The unaudited pro forma financial information for the year ended December 31, 2021 and accompanying notes also include adjustments for transactions completed during 2021 that did not meet the criteria for discontinued operations, such as the separation of the U.S. video business, and the disposition of the Crunchyroll anime business and Government Solutions. The adjustments in the “Transaction Adjustments” column in the unaudited pro forma consolidated statement of income for the year ended December 31, 2021 give effect to the Transactions, as if they had occurred as of January 1, 2021.

The unaudited pro forma consolidated financial information presented below should be read in conjunction with AT&T’s historical consolidated financial statements and accompanying notes in its Annual Report on Form 10-K for the year ended December 31, 2021.

The unaudited pro forma financial information, prepared in accordance with Article 11 of Securities and Exchange Commission Regulation S-X (“Article 11 of Regulations S-X”), are for informational purposes only and do not purport to show the results that would have occurred had such transactions been completed as of the date and for the periods presented or which may occur in the future. The unaudited pro forma consolidated financial information constitutes forward-looking information and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

The pro forma financial information presented below may differ from other pro forma information presented by management in analyst presentations as those materials were not prepared in accordance with Article 11 of Regulation S-X. See accompanying notes (a)i, (a)ii, (f) and (g) below for items excluded from AT&T’s Analyst Day presentation and associated Form 8-K furnished with the Securities and Exchange Commission on March 11, 2022 (the “Form 8-K”). None of the information contained in the Form 8-K is incorporated herein.

Beginning with interim reporting for the second quarter of 2022, the Transactions will be reflected in the Company’s historical financial statements as discontinued operations.

AT&T INC.
Dollars in millions except per share amounts
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2021

		Discontinued	Continuing	Transaction
	Historical	Operations (a)	Operations	Adjustments		Pro Forma[1]
Assets
Current Assets
Cash and cash equivalents	$21,169	$(1,946)	$19,223	$39,000	(b)	$58,223
Accounts receivable - net	17,571	(5,239)	12,332			12,332
Inventories	3,464	(139)	3,325			3,325
Prepaid and other current assets	17,793	(885)	16,908			16,908
Total current assets	59,997	(8,209)	51,788	39,000		90,788
Noncurrent inventories and theatrical film and television production costs	18,983	(18,983)	—			—
Property, Plant and Equipment - Net	125,904	(4,459)	121,445			121,445
Goodwill	133,223	(40,483)	92,740			92,740
Licenses - Net	113,830	—	113,830			113,830
Trademarks and Trade Names – Net	21,938	(16,688)	5,250			5,250
Distribution Networks - Net	11,942	(11,942)	—			—
Other Intangible Assets - Net	11,783	(11,783)	—			—
Investments in Equity Affiliates	7,274	(1,107)	6,167			6,167
Operating lease right-of-use assets	24,180	(2,396)	21,784			21,784
Other Assets	22,568	(3,597)	18,971			18,971
Total Assets	$551,622	$(119,647)	$431,975	$39,000		$470,975

Liabilities and Stockholders' Equity
Current Liabilities
Debt maturing within one year	24,630	(40)	24,590			24,590
Note payable to DIRECTV	1,245	—	1,245			1,245
Accounts payable and accrued liabilities	50,661	(11,453)	39,208			39,208
Advanced billing and customer deposits	5,303	(1,338)	3,965			3,965
Dividends payable	3,749	—	3,749			3,749
Total current liabilities	85,588	(12,831)	72,757	—		72,757
Long-Term Debt	152,724	(1,749)	150,975			150,975
Deferred Credits and Other Noncurrent Liabilities
Deferred income taxes	65,226	(11,481)	53,745			53,745
Postemployment benefit obligation	12,649	(89)	12,560			12,560
Operating lease liabilities	21,261	(2,327)	18,934			18,934
Other noncurrent liabilities	30,223	(5,077)	25,146			25,146
Noncurrent portion of note payable to DIRECTV	96	—	96			96
Total deferred credits and other noncurrent liabilities	129,455	(18,974)	110,481	—		110,481
Stockholders' Equity
Preferred stock	—	—	—
Common shares issued ($1 par value)	7,621	—	7,621			7,621
Additional paid-in capital	130,112	(43,816)	86,296	39,000	(b)	125,296
Retained earnings	42,350	(42,350)	—			—
Treasury stock (at cost)	(17,280)	—	(17,280)			(17,280)
Accumulated other comprehensive income	3,529	76	3,605			3,605
Noncontrolling interest	17,523	(3)	17,520			17,520
Total stockholders' equity	183,855	(86,093)	97,762	39,000		136,762
Total Liabilities and Stockholders' Equity	551,622	(119,647)	431,975	39,000		470,975
1 Represents AT&T’s current best estimate of its unaudited pro forma consolidated balance sheet, reflecting the discontinued operations. Actual results could differ from these estimates.
See accompanying notes to the unaudited pro forma consolidated financial statements.

AT&T INC.
Dollars in millions except per share amounts
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 2021

		Discontinued	Continuing	Other	Transaction
	Historical	Operations (a)	Operations	Dispositions (c)	Adjustments		Pro Forma[1]
Total Operating Revenues	$168,864	$(34,826)	$134,038	$(15,966)	$136	(d)	$118,208

Operating Expenses
Cost of revenues
Equipment	23,778	(93)	23,685	(100)	—		23,585
Broadcast, programming and operations	24,797	(15,477)	9,320	(8,106)	—		1,214
Other cost of revenues (exclusive of depreciation and amortization shown separately below)	31,232	(3,568)	27,664	(2,613)	136	(d)	25,187
Selling, general and administrative	37,944	(8,536)	29,408	(2,190)	817	(e)	28,035
Asset impairment and abandonments	4,904	(4,691)	213				213
Depreciation and amortization	22,862	(5,068)	17,794	(356)	420	(e)	17,858
Total Operating Expenses	145,517	(37,433)	108,084	(13,365)	1,373		96,092
Operating Income	23,347	2,607	25,954	(2,601)	(1,237)		22,116
Interest expense	6,884	(162)	6,722	—	(1,482)	(g)	5,240
Other income (expense) – net	10,484	(790)	9,694	4	1,993	(f)	11,691
Income from continuing operations before income taxes	26,947	1,979	28,926	(2,597)	2,238		28,567
Income tax expense	5,468	(152)	5,316	(566)	470	(h)	5,220
Income from Continuing Operations	21,479	2,131	23,610	(2,031)	1,768		23,347
Less: Income from Continuing Operations Attributable to Noncontrolling Interest	(1,398)	(81)	(1,479)	—	—		(1,479)
Less: Preferred Stock Dividends	(207)	—	(207)	—	—		(207)
Income from Continuing Operations Attributable to AT&T	$19,874	$2,050	$21,924	$(2,031)	$1,768		$21,661

Earnings from continuing operations per share of common stock[2]:
Basic	$2.77						$3.02
Diluted	$2.76						$3.01

Weighted average common shares outstanding (000,000)
Basic	7,168						7,168
Diluted	7,199						7,199
1 Represents AT&T’s current best estimate of its unaudited pro forma consolidated income statement, reflecting the discontinued operations and other dispositions. Actual results could differ from these estimates.
2 Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income available to AT&T common stockholders by the weighted average number of AT&T shares outstanding.

See accompanying notes to the unaudited pro forma consolidated financial statements.

AT&T INC.
Dollars in millions except per share amounts
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 2020

		Discontinued	Continuing	Transaction
	Historical	Operations (a)	Operations	Adjustments	Pro Forma[1]
Total Operating Revenues	$171,760	$(28,711)	$143,049	$—	$143,049

Operating Expenses
Cost of revenues
Equipment	19,706	(113)	19,593	—	19,593
Broadcast, programming and operations	27,305	(10,364)	16,941	—	16,941
Other cost of revenues (exclusive of depreciation and amortization shown separately below)	32,909	(3,539)	29,370	—	29,370
Selling, general and administrative	38,039	(7,474)	30,565	—	30,565
Asset impairment and abandonments	18,880	(3,194)	15,686		15,686
Depreciation and amortization	28,516	(5,993)	22,523	—	22,523
Total Operating Expenses	165,355	(30,677)	134,678	—	134,678
Operating Income	6,405	1,966	8,371	—	8,371
Interest expense	7,925	(198)	7,727	—	7,727
Other income (expense) – net	(1,336)	323	(1,013)	—	(1,013)
Income from continuing operations before income taxes	(2,856)	2,487	(369)	—	(369)
Income tax expense	965	182	1,147	—	1,147
Income from Continuing Operations	(3,821)	2,305	(1,516)	—	(1,516)
Less: Income from Continuing Operations Attributable to Noncontrolling Interest	(1,355)	(105)	(1,460)	—	(1,460)
Less: Preferred Stock Dividends	(193)	—	(193)	—	(193)
Income from Continuing Operations Attributable to AT&T	$(5,369)	$2,200	$(3,169)	$—	$(3,169)

Earnings from continuing operations per share of common stock[2]:
Basic	$(0.75)				$(0.44)
Diluted	$(0.75)				$(0.44)

Weighted average common shares outstanding (000,000)
Basic	7,157				7,157
Diluted	7,183				7,183
1 Represents AT&T’s current best estimate of its unaudited pro forma consolidated income statement, reflecting the discontinued operations. Actual results could differ from these estimates.
2 Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income available to AT&T common stockholders by the weighted average number of AT&T shares outstanding.

See accompanying notes to the unaudited pro forma consolidated financial statements.

AT&T INC.
Dollars in millions except per share amounts
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 2019

		Discontinued	Continuing	Transaction
	Historical	Operations (a)	Operations	Adjustments	Pro Forma[1]
Total Operating Revenues	$181,193	$(34,389)	$146,804	$—	$146,804

Operating Expenses
Cost of revenues
Equipment	18,653	(6)	18,647	—	18,647
Broadcast, programming and operations	31,132	(12,372)	18,760	—	18,760
Other cost of revenues (exclusive of depreciation and amortization shown separately below)	34,356	(4,406)	29,950	—	29,950
Selling, general and administrative	39,422	(7,831)	31,591	—	31,591
Asset impairment and abandonments	1,458	(145)	1,313	—	1,313
Depreciation and amortization	28,217	(6,766)	21,451	—	21,451
Total Operating Expenses	153,238	(31,526)	121,712	—	121,712
Operating Income	27,955	(2,863)	25,092	—	25,092
Interest expense	8,422	(527)	7,895	—	7,895
Other income (expense) – net	(1,065)	(149)	(1,214)	—	(1,214)
Income from continuing operations before income taxes	18,468	(2,485)	15,983	—	15,983
Income tax expense	3,493	(263)	3,230	—	3,230
Income from Continuing Operations	14,975	(2,222)	12,753	—	12,753
Less: Income from Continuing Operations Attributable to Noncontrolling Interest	(1,072)	—	(1,072)	—	(1,072)
Less: Preferred Stock Dividends	(3)	—	(3)	—	(3)
Income from Continuing Operations Attributable to AT&T	$13,900	$(2,222)	$11,678	$—	$11,678

Earnings from continuing operations per share of common stock[2]:
Basic	$1.90				$1.60
Diluted	$1.89				$1.59

Weighted average common shares outstanding (000,000)
Basic	7,319				7,319
Diluted	7,348				7,348
1 Represents AT&T’s current best estimate of its unaudited pro forma consolidated balance sheet, reflecting the discontinued operations. Actual results could differ from these estimates.
2 Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income available to AT&T common stockholders by the weighted average number of AT&T shares outstanding.

See accompanying notes to the unaudited pro forma consolidated financial statements.

AT&T INC.
Dollars in millions except per share amounts
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Discontinued Operations:
(a) Reflects the discontinued operations, including associated assets, liabilities and equity and results of operations attributable to the WarnerMedia business, Vrio, Xandr and Playdemic Ltd., which were included in the Company’s historical financial statements. Acquisition-related and other significant items associated with the WarnerMedia business, Vrio, Xandr and Playdemic businesses that have historically been reported in AT&T’s Corporate and Other presentation have been included in discontinued operations, and primarily relate to amortization of intangible assets and impairments. In accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, the amounts exclude the following:
i.Historically allocated general corporate overhead costs that do not meet the requirements for presentation in discontinued operations. Such allocations included real estate costs and corporate support functions.
ii.Invidi, the addressable TV advertising solution retained by AT&T.
iii.Intercompany transactions between WarnerMedia and/or Vrio and DIRECTV that were eliminated in consolidation. As of the date of these pro forma consolidated financial statements, there have been no transition service agreements or new commercial contracts signed to be included as transaction accounting adjustments.

Transaction Accounting Adjustments:
(b) Reflects the estimated cash AT&T received in connection with the Transactions, including the one-time cash payment, as well as cash received in connection with the exchange of $10.0 billion aggregate principal amount of Spinco debt securities issued to AT&T in connection with the separation, net of WarnerMedia debt, subject to adjustment.
(c) Reflects the removal of other AT&T businesses that were separated or sold in 2021, that did not meet the criteria for discontinued operations. Other dispositions include the operating results and associated acquisition-related and other significant items for the following dispositions:
i.In July 2021, AT&T closed its transaction with TPG to form a new company named DIRECTV Entertainment Holdings, LLC (DIRECTV). The transaction resulted in the deconsolidation of the U.S. video business (including the DIRECTV, AT&T TV and U-verse video services), with DIRECTV being accounted for under the equity method.
ii.The first-quarter 2021 sale of Government Solutions, which was reported in AT&T’s Corporate and Other presentation.
iii.The third-quarter 2021 sale of the Crunchyroll anime business, which was reported in AT&T’s Corporate and Other presentation.
(d) Reflects the recognition of intercompany transactions between DIRECTV and the AT&T Mobility business unit that were eliminated in consolidation prior to the separation of DIRECTV in July 2021 that are now reflected as third-party sales.
(e) After the DIRECTV transaction, AT&T expects to retain incurred operations and support costs in the range of approximately $500 million per quarter and depreciation of network infrastructure that provides both U-verse video and broadband services to customers of $150 million per quarter, of which approximately 60% will be received from DIRECTV through transition service agreements and commercial arrangements.
(f) Reflects the estimated equity in net income of affiliates from DIRECTV that would have been recorded by AT&T had the transaction closed on January 1, 2021. The estimate is calculated at 70% of the U.S. video business EBITDA, which excludes the noncash depreciation and amortization of fair value accretion expected to result from DIRECTV’s revaluation of assets and purchase price allocation.
(g) Reflects the use of proceeds to pay down approximately $39.0 billion of borrowings and the resulting reduction to interest expense. The estimated impact of interest expense reduction was determined using the weighted-average interest rate of AT&T’s long-term debt portfolio, including credit agreement borrowings and the impact of derivatives, of 3.8%. As of the date of the filing to which these unaudited pro forma financial statements are attached, the Company has committed to approximately $10.1 billion of term loan repayments with a weighted-average rate of 1.1% and make-whole or other redemptions totaling $9.3 billion with a weighted-average rate of 3.5%.
(h) Estimated tax impact of pro forma and other adjustments at AT&T's disclosed statutory tax rate of 21.0% for the year ended December 31, 2021, except for items that are not deductible for tax purposes or can drive a change in the tax rate.